UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 10, 2017

IHEARTMEDIA, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-53354	26-0241222
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 East Basse Road, Suite 100

San Antonio, Texas 78209

(Address of principal executive offices)

Registrant’s telephone number, including area code: (210) 822-2828

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 10, 2017, the Board of Directors (the “Board of Directors”) of iHeartMedia, Inc. (the “Company”) approved a form of retention bonus agreement (the “Retention Agreement”) and individual retention bonus amounts for certain senior managers, including three of the Company’s named executive officers who will receive retention bonuses under the plan as follows: Robert W. Pittman, Chairman and Chief Executive Officer – $1,750,000; Richard J. Bressler, President, Chief Operating Officer and Chief Financial Officer – $1,750,000; and Steven J. Macri, Senior Vice President, Corporate Finance – $750,000. The retention bonuses were paid on or about January 12, 2017 (the “Effective Date”). Except as set forth below, recipients are required to repay 100% of the after-tax value of his retention bonus if the recipient’s employment terminates before the second anniversary of the Effective Date. In the event of termination of a recipient’s employment by the Company without cause, by the recipient for “good reason,” or due to death or disability (each, a “Qualifying Termination”) before the first anniversary of the Effective Date, if the recipient executes and does not revoke a customary release of claims, the recipient will be required to repay 50% of the after-tax value of his retention bonus. In the event of Qualifying Termination on or after the first anniversary of the Effective Date, or if the recipient remains employed until the second anniversary of the Effective Date, the recipient will retain the entire retention bonus. The after-tax value of the retention bonus will be determined by the Company as the applicable portion of the retention bonus, net of any taxes the recipient is required to pay in respect thereof, and taking into account any tax benefit that may be available to the recipient in respect of such repayment. In consideration of the retention bonus, each recipient will be required to release certain claims against the Company and acknowledge certain confidentiality and nondisparagement agreements.

On January 10, 2017, the Board of Directors also approved the 2017 Key Employee Incentive Plan (the “Incentive Plan”), pursuant to which Robert W. Pittman and Richard J. Bressler will be eligible to earn an aggregate bonus of $7,000,000 and $3,000,000, respectively (each, a “Target Bonus”). The Incentive Plan will commence as of January 1, 2017 and will continue until December 31, 2017. Each participant in the Incentive Plan will have the opportunity to earn (i) a quarterly performance bonus of 25% of the applicable Target Bonus for each quarter in 2017, depending upon the extent to which a quarterly performance goal based on the relevant metric (the “Quarterly Performance Goal”) has been achieved for such quarter, and (ii) in the second, third and fourth quarters of 2017, if the target Quarterly Performance Goal for that quarter is exceeded, a “catch up” payment, depending upon the extent to which a cumulative performance goal based on the relevant metric (the “Cumulative Performance Goal”) has been achieved for the portion of the year through the end of such quarter. The applicable metrics will be established by the Compensation Committee of the Board of Directors after consultation with Mr. Pittman. The “catch up” payments allow participants to earn any portion of the quarterly bonus that was not fully earned in a prior quarter, but not more. In order to earn any quarterly performance bonus, a participant must remain employed by the Company through the end of the applicable quarter.

The descriptions of the Retention Agreement and the Incentive Plan are qualified in their entirety by reference to the full text of the Retention Agreement and the Incentive Plan, copies of which will be filed as an exhibit to the Company’s Annual Report on Form 10-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IHEARTMEDIA, INC.

Date: January 13, 2017	By:	/s/ Lauren E. Dean
Lauren E. Dean
Vice President, Associate General Counsel and Assistant Secretary

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